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                                                                    EXHIBIT 25.1


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            -----------------------

                                   FORM T-1

                            -----------------------

                      STATEMENT OF ELIGIBILITY UNDER THE
                          TRUST INDENTURE ACT OF 1939
                     OF A CORPORATION DESIGNATED TO ACT AS
                                    TRUSTEE

                            -----------------------

              Check if an application to determine eligibility of
                    a Trustee pursuant to Section 305(b)(2)  [_]

                               MELLON BANK, N.A.
                               (Name of Trustee)
             25-0659306                                        U.S.
(I.R.S. Employer Identification No.)             (Jurisdiction of incorporation)

                            One Mellon Bank Center
                          Pittsburgh, PA  15258-0001
                    (Address of Principal Executive Office)

                                Elaine D. Renn
                                Vice President
                               MELLON BANK, N.A.
                            ONE MELLON BANK CENTER
                     PITTSBURGH, PENNSYLVANIA  15258-0001
                                (412) 234-4694
           (Name, Address and Telephone Number of Agent for Service)

                            -----------------------

                         THE CIT GROUP HOLDINGS, INC.


                      -----------------------------------
                               (Name of Obligor)

                                   DELAWARE
        (State or Other Jurisdiction of Incorporation or Organization)

                                  13-2994534
                     (I.R.S. Employer Identification No.)

               1211 AVENUE OF THE AMERICAS, NEW YORK, NY  10036
                   (Address of Principal Executive Offices)

                                DEBT SECURITIES
                        (Title of Indenture Securities)


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1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE-

     (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

             Comptroller of the Currency                  Washington, D.C.
             Federal Reserve Bank of Cleveland            Cleveland, Ohio
             Federal Deposit Insurance Corporation        Washington, D.C.

     (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

             The trustee is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     The obligor is not an affiliate of the trustee.

ITEMS 3-15 ARE NOT APPLICABLE SINCE THE OBLIGOR IS NOT IN DEFAULT ON SECURITIES ISSUED UNDER INDENTURES UNDER WHICH THE APPLICANT IS TRUSTEE.

16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

        Exhibit 1       -    Copy of articles of association of the trustee as
                             now in effect, filed as Exhibit 1 to trustee's statement of eligibility and qualification,
                             Registration No. 33-46990, and incorporated herein by reference.

        Exhibit 2       -    Copy of certificate of the authority of the trustee
                             to commence business, copy of certificate of consolidation with the Union Trust Company of Pittsburgh and copy of certificate approving merger of Mellon National Bank and Trust Company into
                             Mellon Bank, N.A. filed as Exhibit T1A(b) to trustee's statement of eligibility and qualification, Registration No. 33-13020, and incorporated herein by reference.

        Exhibit 3       -    Copy of certificate as to authority of the trustee
                             to exercise corporate trust powers, filed as Exhibit T1A(c) to trustee's statement of eligibility and qualification, Registration No. 33-
                             13020, and incorporated herein by reference.

        Exhibit 4       -    Copy of existing by-laws of the trustee, filed as
                             Exhibit 4 to trustee's statement of eligibility and qualification, Registration No. 33-46990, and incorporated herein by reference.

        Exhibit 5       -    Copy of each indenture referred to in Item 4, if
                             the obligor is in default. Not Applicable.

        Exhibit 6       -    Consent of the trustee required by Section 321(b)
                             of the Act, filed as Exhibit T1D to trustee's statement of eligibility and qualification,
                             Registration No. 33-13020, and incorporated herein by reference.

        Exhibit 7       -    Copy of the latest report of condition of the
                             trustee transmitted electronically pursuant to law or the requirements of its supervising or examining authority.



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                                  SIGNATURE

     PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, MELLON BANK, N.A., A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF PITTSBURGH, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 22ND DAY OF JULY 1996.

                                       MELLON BANK, N.A.
                                       TRUSTEE

                                                    /s/ Elaine D. Renn
                                        By: ____________________________________
                                                      Elaine D. Renn
                                                      Vice President








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     I, Michael K. Hughey, Senior Vice President and Corporate Controller of the
above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                               Michael K. Hughey
                                                                     May 6, 1996


     We, the undersigned directors, attest to the correctness of this Statement of Resources and Liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                                FRANK V. CAHOUET
                                                                  W. KEITH SMITH
                                                                CHARLES A. CORRY







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                                                             EXHIBIT 7

                                                        REPORT OF CONDITION
                                        CONSOLIDATING DOMESTIC AND FOREIGN SUBSIDIARIES OF
                                                         MELLON BANK, N.A.
                                                        FOR MARCH 31, 1996

        IN THE COMMONWEALTH OF PENNSYLVANIA, AT THE CLOSE OF BUSINESS ON MARCH 31, 1996; TRANSMITTED ELECTRONICALLY IN RESPONSE TO
CALL MADE BY COMPTROLLER OF THE CURRENCY, UNDER TITLE 12, UNITED STATES CODE, SECTION 161.

         CHARTER NO. 6301                                                                       NORTHEASTERN DISTRICT

                                              STATEMENT OF RESOURCES AND LIABILITIES
                                                          (in thousands)
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ASSETS
Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin.................................................   $ 2,551,023
     Interest-bearing balances..........................................................................     1,238,899
Securities:
     Hold-to-maturity securities........................................................................     2,439,004
     Available-for-sale securities......................................................................     3,099,006
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its
     Edge and Agreement subsidiaries, and in IBFs:
     Federal funds sold.................................................................................       702,797
     Securities purchased under agreements to resell....................................................        30,000
Loans and lease financing receivables:
     Loans and leases, net of unearned income..........................................     $ 22,883,119
     LESS:  Allowance for loan and lease losses........................................          307,557
     Loans and leases, net of unearned income, allowance, and reserve...................................    22,575,562
Assets held in trading accounts.........................................................................       267,077
Premises and fixed assets (including capitalized leases)................................................       471,772
Other real estate owned.................................................................................        61,625
Customers' liability to this bank on acceptances outstanding............................................       245,337
Intangible assets.......................................................................................     1,092,534
Other assets............................................................................................     1,476,962

                  Total Assets..........................................................................    36,251,598

LIABILITIES
Deposits:
     In domestic offices................................................................................    22,173,508
          Noninterest-bearing..........................................................        6,940,994
          Interest-bearing.............................................................       15,232,514
     In foreign offices, Edge and Agreement subsidiaries, and IBFs:.....................................     3,670,489
          Noninterest-bearing..........................................................           21,548
          Interest-bearing.............................................................        3,648,941
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
     Edge and Agreement subsidiaries, and in IBFs:
     Federal funds purchased............................................................................     2,113,635
     Securities sold under agreements to repurchase.....................................................     1,256,071
Demand notes issued to the U.S. Treasury................................................................       319,803
Trading liabilities.....................................................................................       247,310
Other borrowed money:
     With remaining maturity of one year or less........................................................     1,560,260
     With remaining maturity of more than one year......................................................       164,882
Mortgage indebtedness and obligations under capitalized leases..........................................         2,898
Bank's liability on acceptances executed and outstanding................................................       245,337
Subordinated notes and debentures.......................................................................       698,251
Other liabilities.......................................................................................       802,115
                  Total Liabilities.....................................................................    33,245,559
EQUITY CAPITAL
Common stock............................................................................................       167,285
Surplus (exclude all surplus related to preferred stock)................................................       831,676
Undivided profits and capital reserves..................................................................     2,028,643
Net unrealized holding gains (losses) on available-for-sale securities..................................       (23,949)
Cumulative foreign currency translation adjustments.....................................................        (6,616)
                  Total Equity Capital..................................................................     2,997,039
                  Total Liabilities, Limited-Life Preferred Stock, and Equity Capital...................    36,251,598
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